SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Standard Motor Products, Inc. (the “Company”), held on May 19, 2011, the Company’s stockholders approved amendments to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan (the “Incentive Plan”), which, among other things, increase the total number of shares of common stock, par value $2.00 per share, of the Company available under the Incentive Plan from 700,000 to 1,900,000.

A copy of the Incentive Plan, as amended, is filed as Exhibit 10.28 to this Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of nine Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Gerrity	17,185,541	91,539	3,208,424
Pamela Forbes Lieberman	17,202,847	74,233	3,208,424
Arthur S. Sills	17,183,981	93,099	3,208,424
Lawrence I. Sills	17,179,543	97,537	3,208,424
Peter J. Sills	17,183,890	93,190	3,208,424
Frederick D. Sturdivant	17,201,838	75,242	3,208,424
William H. Turner	17,185,816	91,264	3,208,424
Richard S. Ward	17,201,013	76,067	3,208,424
Roger M. Widmann	17,200,938	76,142	3,208,424

(b)	Approval of amendments to the Standard Motor Products, Inc. 2006 Omnibus Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,431,400	825,160	20,519	3,208,425

(c)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011:

Votes For	Votes Against	Abstain
20,392,577	80,782	12,145

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(d)	Approval of a non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,339,566	167,918	2,769,594	3,208,426

(e)	Approval of a non-binding, advisory resolution on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
7,734,272	225,257	6,541,976	2,773,162	3,210,837

Based on these results, the Board has determined to accept our stockholders expressed preference for an annual vote on executive compensation.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

10.28
Standard Motor Products, Inc. 2006 Omnibus Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders held on May 19, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 20, 2011

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